UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2011
(Date of earliest event reported)

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or Other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of Principal Executive Offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)           On March 22, 2011 the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) awarded the following cash bonuses to its executive officers: $81,034 to Jack Abuhoff, the Company’s Chairman, President and Chief Executive Officer; $37,024 to Ashok Mishra, the Company’s Executive Vice President and Chief Operating Officer; and $29,604 to O’Neil Nalavadi, the Company’s Senior Vice President and Chief Financial Officer.

On the same date the Compensation Committee established 2011 cash bonus targets for the Company’s executive officers for 2011 expressed as a percentage of base salaries to be in effect on April 1, 2011. The bonus target percentages and base salaries are, respectively, 60% and $431,140 for Mr. Abuhoff; 50% and $231,000 for Mr. Mishra; and 30% and $265,000 for Mr. Nalavadi. Actual bonus amounts will vary from the target percentages to the extent that goals to be established by the Compensation Committee are exceeded or are not achieved in full.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: March 28, 2011	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel